Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 333-194033) of our report dated November 17, 2017 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Edgewell Personal Care Company’s Annual Report on Form 10‑K for the year ended September 30, 2017.

/s/ PricewaterhouseCoopers LLP
St. Louis, Missouri
March 14, 2018